Exhibit 99.1

AMENDMENT NO. 16 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 16 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 16”), dated as of October 19, 2005, by and between Pemstar Inc., a Minnesota corporation (as surviving corporation of the merger with Turtle Mountain Corporation, “Borrower”), and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Borrower and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made, and may make, loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated April 25, 2003, by and among Borrower, Gentlelife, Inc. (formerly a California corporation, such corporation having since been dissolved), Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated April 25, 2003, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 2003, Amendment No. 3 to Loan and Security Agreement, dated as of July 10, 2003, Amendment No. 4 to Loan and Security Agreement, dated as of January 5, 2004, Amendment No. 5 to Loan and Security Agreement, dated as of January 6, 2004, Amendment No. 6 to Loan and Security Agreement, dated as of January 6, 2004, Amendment No. 7 to Loan and Security Agreement, dated as of April 12, 2004, Amendment No. 8 to Loan and Security Agreement, dated June 4, 2004, Amendment No. 9 to Loan and Security Agreement, dated September 20, 2004, Amendment No. 10 to Loan and Security Agreement, dated October 1, 2004, Amendment No. 11 to Loan and Security Agreement, dated as of December 31, 2004, Amendment No. 12 to Loan and Security Agreement, dated March 24, 2005, Amendment No. 13 to Loan and Security Agreement, dated as of June 27, 2005, Amendment No. 14 to Loan and Security Agreement, dated as of July 25, 2005 and Amendment No. 15 to Loan and Security Agreement, dated August 4, 2005 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”);

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements;

WHEREAS, Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 16, Agent, Lenders and Borrower desire and intend to evidence such consent and amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.	Definitions.

1.1.	Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

(a)	“Amendment No. 16” shall mean this Amendment No. 16 to Amended and Restated Loan and Security Agreement by and among Borrower, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)	“Amendment No. 16 Effective Date” shall mean the date of the effectiveness of this Amendment No. 16 in accordance with Section 20 of this Amendment No. 16.

(c)	“Approved Fund” shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(d)	“Capital Expenditures” shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of equipment, software, fixed assets, real property or improvements, or replacements or substitutions therefor, which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

(e)	“Early Termination Fee” shall mean the fee payable by Borrower pursuant to Section 13.1(c) of the Loan Agreement.

(f)	“Enforcement Action” shall mean the exercise by Agent (or its assignee or designee) in good faith and in a commercially reasonable manner of any of its material enforcement rights and remedies as a secured creditor hereunder or under the other Financing Agreements, applicable law or otherwise, in respect of any of the Collateral, at any time following the occurrence of an Event of Default (including, without limitation, the demand for the immediate payment of all or any portion of the Obligations, the solicitation of bids from third parties to conduct the liquidation or collection of any of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling any of the Collateral, making a motion seeking to lift the automatic stay in any bankruptcy or insolvency proceeding, or opposing the sale of assets constituting Collateral in any bankruptcy or insolvency proceeding, the commencement of any action to foreclose on the security interests or liens of Agent in all or any material portion of the Collateral or commencement of any legal proceedings or actions against Borrower or with respect to all or any portion of the Collateral).

(g)	“Foreign Subsidiary Collateral” shall mean sixty-six (66%) percent of the issued and outstanding shares of Capital Stock of the direct Subsidiaries of Borrower which are Foreign Subsidiaries or any other shares of Capital Stock of such Foreign Subsidiaries which are at any time pledged to Agent by Borrower.

(h)	“Maturity Date” shall mean October 19, 2009.

(i)	“Priority Event” shall mean the occurrence of any one or more of the following: (i) the occurrence and continuance of an Event of Default under Section 10.1(a)(i) of the Loan Agreement with respect to Borrower’s failure to pay any of the Obligations arising pursuant to the Revolving Loans (including principal, interest, fees and expenses attributable thereto); (ii) the occurrence and continuance of an Event of Default under Sections 10.1(g) or 10.1(h)

of the Loan Agreement; (iii) the occurrence of any other Event of Default and the acceleration by Agent of the payment of all or a material portion of the Obligations; or (iv) Agent shall have received a Tranche B Loan Action Default Notice.

(j)	“Registered Tranche B Loan” shall have the meaning set forth in Section 2.6 of this Amendment No. 16.

(k)	“Registered Tranche B Loan Note” shall have the meaning set forth in Section 2.6 of this Amendment No. 16.

(l)	“Revolving Loan Commitment” shall mean, with respect to each Revolving Loan Lender, the principal amount set forth on Exhibit A to this Amendment No. 16 for such Lender or for any party becoming a Revolving Loan Lender after the date hereof the amount of such Lender’s Commitment as set forth on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender may become a Lender hereunder in accordance with the provisions of Section 13.7 of the Loan Agreement; as the same may be adjusted in accordance with the terms hereof; sometimes being collectively referred to as “Revolving Loan Commitments”.

(m)	“Revolving Loan Lender” shall mean a Lender with a Revolving Loan Commitment; sometimes being referred to herein collectively as “Revolving Loan Lenders”.

(n)	“Revolving Loan Limit” shall mean, at any time, the amount equal to $50,000,000, provided, that at any time that Wachovia is the sole Revolving Loan Lender (whether pursuant to the assignment to Wachovia of the commitment of any other Lender or otherwise), the Revolving Loan Limit shall automatically and without further action of the parties be reduced to $40,000,000.

(o)	“Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Revolving Lender or by Agent or the account of any Revolving Lender or a revolving basis pursuant to Credit Facility (involving advances, repayment and readvances) as set forth in Section 2.1 hereof.

(p)	“Supplemental Tranche B Availability” shall mean the lesser of (i) $5,000,000 or (ii) forty (40%) percent multiplied by the Value of Eligible Inventory.

(q)	“Tranche B Borrowing Base” shall mean the amount equal to:

(i)	the lesser of:

(A)	$10,500,000, or

(B)	the sum of (1) the lesser of (aa) $5,000,000 and (bb) the amount of the Excess Availability required to be maintained by Borrower pursuant to Section 9.18 of the Loan Agreement, plus (2) the lesser of (aa) one hundred (100%) percent of the appraised net orderly liquidation value of Equipment and (bb) $5,500,000, plus

(ii)	on and after the Tranche B Borrowing Base Increase Date, an amount equal to the Supplemental Tranche B Availability;

provided, that, the amount of the Tranche B Borrowing Base shall be reduced by the amount of $250,000 effective as of the first day of each month commencing January 1, 2006 and as of the first day of each month thereafter, until the first day of the month after the Tranche B Borrowing Base Increase Date, and the amount of the Tranche B Borrowing Base shall be reduced by the amount of $270,000 effective as of the first day of each month after the Tranche B Borrowing Base Increase Date and as of the first day of each month thereafter. Notwithstanding anything to the contrary contained herein the Tranche B Borrowing Base shall be $10,500,000 on the

Amendment No. 16 Effective Date. Additionally, Tranche B Loan Lender shall not adjust the Tranche B Borrowing Base pursuant to an updated net appraised orderly liquidation value of the Equipment for a period of twelve (12) months after the date hereof or if earlier, upon a Default or Event of Default.

(r)	“Tranche B Borrowing Base Increase Date” shall mean the date that Agent receives written notice from the Tranche B Loan Lender that each of the conditions set forth on Exhibit B to this Amendment No. 16 have been satisfied after April 20, 2007. Tranche B Loan Lender shall send such written notice upon the satisfaction of such conditions.

(s)	“Tranche B Loans” shall mean the loans made by Tranche B Loan Lender to Borrower pursuant to Section 2.1 of Amendment No. 16, each individually referred to herein as a “Tranche B Loan” A Tranche B Loan shall not be deemed to be either a Prime Rate Loan or a Eurodollar Rate Loan.

(t)	“Tranche B Loan Action Default” shall mean an Event of Default under Sections 10.1(a)(i), 10.1(g), 10.1(h), 10.1(j), 10.1(m) or 10.1(n), or 10.1(a)(ii) and 10.1(a)(iii) of the Loan Agreement (to the extent arising as a result of the failure to comply with Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.17, 9.18, 9.19, 9.23 or 9.24 of the Loan Agreement), in each case after giving effect to all applicable cure periods, if any.

(u)	“Tranche B Loan Action Default Notice” shall mean a written notice executed and delivered by the Tranche B Loan Lender to Agent of a Tranche B Loan Action Default and requesting that Agent demand payment of the Obligations and commence Enforcement Actions.

(v)	“Tranche B Loan Commitment” shall mean, at any time, as to Tranche B Loan Lender, the principal amount designated as its Tranche B Loan Commitment set forth on Exhibit A to this Amendment No. 16.

(w)	“Tranche B Loan Fee Letter” shall mean the letter agreement, dated of even date herewith, by and among Borrower, Tranche B Loan Lender and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of Tranche B Loan Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(x)	“Tranche B Loan Interest Rate” shall mean a rate equal to six (6%) percent per annum in excess of the Prime Rate; provided, that, the Tranche B Loan Interest Rate shall be two (2%) percent per annum in excess of the then applicable Tranche B Loan Interest Rate, at the option of the Tranche B Loan Lender, after notice to Agent, for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent.

(y)	“Tranche B Loan Lender” shall mean Ableco Finance LLC, a Delaware limited liability company, together with its successors and assigns.

1.2.	Amendment to Definitions. Each of the defined terms in the Loan Agreement or any of the other Financing Agreements set forth below shall be deemed to be amended and restated in their entirety to have the meaning as to such term set forth below:

(a)	“Commitments” shall mean, collectively, the Revolving Loan Commitments and the Tranche B Loan Commitment.

(b)	“Lenders” shall mean, collectively, the Revolving Loan Lenders and the Tranche B Loan Lender (sometimes being referred to individually as a “Lender”), except that for purposes of Sections 1.57, 1.78, 2.1, 2.2, 3.1, 3.2, 3.3, 6.10, 12.8 and 13.1(c) of the Loan Agreement, all references to the term “Lenders” in such Sections shall be deemed and each such reference is hereby amended to mean the Revolving Loan Lenders only

(c)	“Loans” shall mean the Revolving Loans and the Tranche B Loans (sometimes referred to individually as a “Loan”), except that for purposes of Sections 1.10, 1.24, 1.38, 1.82, 1.93, 2.1(a), 3.1, 3.2, 6.3(b), 6.5, 6.6, 6.9, 6.10 and 12.8 of the Loan Agreement, all references to the term “Loans” in such Sections and each such reference is hereby amended to mean the Revolving Loans.

(d)	“Maximum Credit” shall mean, at any time, the Revolving Loan Limit as then in effect plus the Tranche B Borrowing Base as then in effect.

(e)	“Pro Rata Share” shall mean:

(i)	with respect to a Revolving Loan Lender’s obligation to make Revolving Loans and to acquire interests in Letter of Credit Accommodations and receive payments of interest and principal with respect thereto, the fraction (expressed as a percentage) the numerator of which is such Revolving Loan Lender’s Commitment and the denominator of which is the aggregate amount of all of the Revolving Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Revolving Loan Lender’s Revolving Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Revolving Loans and Letter of Credit Accommodations.

(ii)	with respect to the Tranche B Loan Lender’s obligations to make the Tranche B Loans and receive payments of principal, interest, fees, costs and expenses with respect thereto, one hundred (100%) percent;

(iii)	with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 11.5 of the Loan Agreement and the voting rights set forth in Section 11.3 of the Loan Agreement), the fraction (expressed as a percentage) the numerator of which is the aggregate amount of all of such Lender’s Commitments and the denominator of which is the aggregate amount of all of the Commitments of all Lenders; provided, that, if the Revolving Loan Commitments have been terminated, the numerator shall be the unpaid amount of each Lender’s Loans (and in the case of Revolving Loan Lenders, its interest in the Letter of Credit Accommodations) and the denominator shall be the aggregate amount of all unpaid Revolving Loans, Letter of Credit Accommodations and the Tranche B Loans.

(f)	“Renewal Date” shall mean the Maturity Date.

1.3.	Interpretation. For purposes of this Amendment No. 16, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2.	Tranche B Loans.

2.1.	Making of Tranche B Loans. Subject to and upon the terms and conditions contained herein, Tranche B Loan Lender agrees (a) to make Tranche B Loans to Borrower on the date hereof in an amount equal to the Tranche B Borrowing Base as in effect on the date hereof and (b) to make Tranche B Loans to Borrower on the Tranche B Borrowing Base Increase Date in an amount equal to the Supplemental Tranche B Borrowing Base as then in effect based on the most recent calculation thereof prior to the date of such Tranche B Loans. Any amounts repaid in respect of the Tranche B Loans may be reborrowed up to the amount of the Tranche B Borrowing Base as then in effect upon not less than three (3) Business Days’ prior written notice by Borrower to Tranche B Loan Lender and Agent.

2.2.	Tranche B Loan Interest.

(a)	Subject to Section 6.4 of the Loan Agreement, Borrower shall pay to Agent, for the benefit of Tranche B Loan Lender, interest on the outstanding principal amount of the Tranche B Loans at the Tranche B Loan Interest Rate. All interest accruing with respect to the Tranche B Loans hereunder on and after the Maturity Date or the date of any Event of Default or termination hereof shall be payable on demand in accordance with Section 6.4 of the Loan Agreement.

(b)	All interest charges related to the Tranche B Loans shall be (i) calculated based upon the applicable Tranche B Loan Interest Rate, (ii) calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and (iii) paid monthly in arrears to Agent on the first day of each calendar month, or at Agent’s option, charged to Borrower’s account(s) maintained by Agent as of the first day of each calendar month subject to Section 6.4 hereof.

(c)	In no event shall charges constituting interest payable by Borrower to Agent, for the benefit of Tranche B Loan Lender, exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Amendment No. 16 or any of the other Financing Agreements is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

2.3.	Mandatory Prepayments of Tranche B Loans. In the event that the aggregate principal amount of the Tranche B Loans outstanding at any time exceeds the Tranche B Borrowing Base after giving effect to any regularly scheduled monthly reduction thereof, Borrower shall immediately repay to Tranche B Loan Lender the entire amount of any such excess, subject to the terms of Section 6.4 of the Loan Agreement.

2.4.	Optional Prepayments of Tranche B Loans. Borrower shall not make any prepayments in respect of the Tranche B Loans other than the mandatory prepayments required under Section 2.3 above; except, that, Borrower may make voluntary prepayments of the Tranche B Loans with the prior written consent of Agent as to any such prepayment or upon the satisfaction of each of the following conditions: (A) as of the date of any such prepayment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) as of the date of such prepayment and after giving effect thereto, there are no outstanding Revolving Loans and (C) immediately after giving effect to any such prepayment, Excess Availability shall be not less than $10,000,000.

2.5.	Tranche B Loan Fees. Borrower agrees to pay Agent for the benefit of the Tranche B Loan Lender the fees and other amounts set forth in the Tranche B Loan Fee Letter in the amounts and at the time specified therein.

2.6.	Registered Tranche B Loan. Agent, on behalf of Borrower, agrees to record the Tranche B Loans on the Register referred to in Section 13.7(c) of the Loan Agreement. Any Tranche B Loans recorded on the Register (the “Registered Tranche B Loans”) may not be evidenced by a promissory note other than a Registered Tranche B Loan Note (as defined below). Upon the registration of such Tranche B Loan, any promissory note (other than a Registered Tranche B Loan Note) evidencing the same shall be null and void and shall be returned to Borrower. Borrower agrees, at the request of Tranche B Loan Lender, to execute and deliver to Tranche B Loan Lender a promissory note in registered form reasonably acceptable to Tranche B Loan Lender to evidence such Tranche B Loans (that is, containing registered note language) and registered as provided in Section 13.7(c) of the Loan Agreement (a “Registered Tranche B Loan Note”), payable to the order of Tranche B Loan Lender and otherwise duly completed. Once recorded on the Register, the Obligations evidenced by such Registered Tranche B Loan Note may not be removed from the Register so long as it remains outstanding and a Registered Tranche B Loan Note may not be exchanged for a promissory note that is not a Registered Tranche B Loan Note.

3.	Amendments.

3.1.	Financing Agreements. The term “Financing Agreements” as used in the Loan Agreement and in the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 16, the Tranche B Loan Fee Letter and the Amendment Fee Letter, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

3.2.	Eligible Accounts. Section 1.29(m) is hereby deleted in its entirety and replaced with the following:

“(m) the aggregate amount of such Accounts owing by a single account debtor (other than Chiptronics, ONE, Computer Sciences Corporation, General Dynamics, Inc., and IBM Corporation) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and the aggregate amount of such Accounts owing by Chiptronics do not constitute more than the percentage set forth in Section 1.29(n) below of all otherwise Eligible Accounts, and the aggregate amount of such Accounts owing by Computer Sciences Corporation and General Dynamics, Inc. do not exceed more than fifteen (15%) percent of all otherwise Eligible Accounts, and the aggregate amount of such Accounts owing by IBM Corporation plus such Accounts owing by ONE do not exceed more than fifty-five (55%) percent of all otherwise Eligible Accounts (but in each case the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);” and

3.3.	Reserves. Section 1.93 of the Loan Agreement is hereby amended by adding the following at the end thereof: “Without limiting the generality of the foregoing, the Revolving Loans and Letter of Credit Accommodations otherwise available to Borrower shall, at Agent’s option, be subject to a special reserve, in an amount up to any unpaid interest, fees, costs, expenses or other charges with respect to the Tranche B Loans.”

4.	Payments.

4.1.	Section 6.4(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor: “(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral other than Foreign Subsidiary Collateral) as follows:

(i)	first, to the payment in full of any fees, indemnities or expense reimbursements then due to Agent and Lenders from Borrower;

(ii)	second, to the payment in full of interest due in respect of any Loans (and including any Special Agent Advances);

(iii)	third, to the payment or prepayment in full of principal in respect of Special Agent Advances;

(iv)	fourth, to the payment in full of principal in respect of the Revolving Loans then due;

(v)	fifth, to the payment in full of principal in respect of the Tranche B Loans then due;

(vi)	sixth, to pay or prepay any other Obligations whether or not then due (but not including for this purpose any Obligations arising from or in connection with any Bank Products), in such order and manner as Agent determines and to be held as cash collateral in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of fees and expenses payable in connection therewith through the end of the latest expiration date thereof, and

(vii)	seventh, to pay any Obligations then due to Agent, any Affiliate of Agent, any Lender, any Affiliate of any Lender or other financial institution acceptable to Agent (and in each case as to any such Affiliate, Lender, Affiliate of any Lender or other financial institution only to the extent approved by Agent) arising from or in connection with any Bank Products;

Provided, that, in each instance set forth above in Section 6.4(a) above so long as no Priority Event has occurred and is continuing, this Section 6.4(a) shall not be deemed to apply to any payment by a Borrower specified by such Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under and in accordance with any provisions of this Agreement.”

4.2.	Section 6.4 is hereby amended to add new Sections 6.4(c), 6.4(d), 6.4(e) and 6.4(f) as follows:

“(c) Notwithstanding anything to the contrary contained in Section 6.4(a) above or otherwise in any of the Financing Agreements, at any time on and after a Priority Event and for so long as the same is continuing, Agent shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral other than Foreign Subsidiary Collateral) as follows:

(i)	first, to the payment in full of any fees (other than the Early Termination Fee), indemnities or expense reimbursements then due to Agent and Lenders from Borrower;

(ii)	second, to the payment in full of interest due in respect of any Revolving Loans (and including any Special Agent Advances);

(iii)	third, to the payment or prepayment in full of principal in respect of Special Agent Advances;

(iv)	fourth, to the payment in full of principal due in respect of the Revolving Loans;

(v)	fifth, to pay or prepay any other Obligations whether or not then due (but not including for this purpose any Obligations arising from or in connection with any Bank Products), in such order and manner as Agent determines and to be held as cash collateral in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of fees and expenses payable in connection therewith through the end of the latest expiration date thereof;

(vi)	sixth, to the payment in full of the interest then due in respect of the Tranche B Loans

(vii)	seventh, to the payment in full of principal in respect of the Tranche B Loans then due;

(viii)	eighth, to the payment or prepayment of any other Obligations whether or not then due (including the Early Termination Fee), in such order and manner as Agent may determine; and

(ix)	ninth, to pay any Obligations then due to Agent, any Affiliate of Agent, any Lender, any Affiliate of any Lender or other financial institution acceptable to Agent (and in each case as to any such Affiliate, Lender, Affiliate of any Lender or other financial institution only to the extent approved by Agent) arising from or in connection with any Bank Products,

(d) Notwithstanding anything to the contrary contained in Section 6.4(a) or 6.4(c) above or otherwise herein, Agent shall apply payments received or collected from Borrower or for the account of Borrower arising from monetary proceeds of collections or of realization upon any of the Foreign Subsidiary Collateral as follows:

(i)	first, to the payment in full of interest then due in respect of the Tranche B Loans;

(ii)	second, to the payment in full of principal in respect of the Tranche B Loans then due,

(iii)	third, to the payment in full of any fees, indemnities or expense reimbursements then due to Agent and Lenders from Borrower;

(iv)	fourth, to the payment in full of interest due in respect of any Revolving Loans (and including any Special Agent Advances);

(v)	fifth, to the payment or prepayment in full of principal in respect of Special Agent Advances;

(vi)	sixth, to the payment in full of principal due in respect of the Revolving Loans;

(vii)	seventh, to pay or prepay any other Obligations whether or not then due (but not including for this purpose any Obligations arising from or in connection with any Bank Products), in such order and manner as Agent determines and to be held as cash collateral in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of fees and expenses payable in connection therewith through the end of the latest expiration date thereof; and

(viii)	eighth, to pay any Obligations then due to Agent, any Affiliate of Agent, any Lender, any Affiliate of any Lender or other financial institution acceptable to Agent (and in each case as to any such Affiliate, Lender, Affiliate of any Lender or other financial institution only to the extent approved by Agent) arising from or in connection with any Bank Products.

(e) All references to “payment in full” or “payment or prepayment in full” in this Section 6.4 means all amounts owing in respect of the Obligations referred to, including any principal, interest, fees, costs, expenses and other amounts owed to Agent or any Lender which would accrue and become due but for the commencement of any case under the Bankruptcy Code or any similar statute, whether or not such amounts are allowed or allowable in whole or in part in such a case, but excluding (A) interest to the extent paid in excess of amounts based on the pre-default rates (but not any other interest) and (B) fees paid in respect of the waiver of an Event of Default, in each case as to amounts under clause (A) and (B) only to the extent that such amounts are disallowed in any case with respect to Borrower under the Bankruptcy Code.

(f) Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any

Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights in or the use of such Collateral.”

5.	Sale of Equipment. Section 9.7(b)(ii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(ii) the sale or other disposition of Equipment of Borrower or of equipment of any Subsidiary of Borrower (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Borrower or such equipment of such Subsidiary); provided, that,

(A) in the case of such sale or other disposition of Equipment by Borrower or equipment of a Subsidiary of Borrower other than a Foreign Subsidiary, (1) all Net Proceeds from such sale shall be paid directly by the purchaser to Agent for application to the Revolving Loans in such order and manner as Agent may determine, (2) without limiting any other rights of Agent under the Loan Agreement or any Financing Agreement with respect to the establishment of Reserves or otherwise, Agent shall on the date of Agent’s receipt of the Net Proceeds of any such sale establish a Reserve in an amount equal to the Net Proceeds received by Agent with respect to such sale which Reserve shall not be reduced or terminated without the written consent of the Tranche B Loan Lender, (3) such sales or other dispositions do not involve equipment having an aggregate fair market value in excess of $500,000 for all such equipment disposed of in any fiscal year of Borrower or as Agent may otherwise agree, and (4) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and

(B) in the case of such sale or other disposition of equipment by a Foreign Subsidiary, (1) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing and (2) as of the date of such sale and after giving effect thereto, the Excess Availability shall be not less than $7,500,000,”

6.	Sale Leaseback of Equipment by Subsidiaries.

6.1.	Section 9.7(b)(ix) of the Loan Agreement is hereby amended by adding the word “Foreign” immediately before the word “Subsidiary” in the second line thereof.

6.2.	Section 9.7(b)(ix)(C) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following: “[intentionally omitted]”.

6.3.	Section 9.7(b)(ix)(F) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(F) no Default or Event of Default shall exist or have occurred and be continuing and as of the date of such sale and after giving effect thereto, the Excess Availability shall be not less than $7,500,000;”

6.4.	Section 9.7(b)(ix) of the Loan Agreement is hereby amended by adding a new subsection (G) at the end thereof as follows:

“(G) upon the date of any such sale, not less than twenty (20%) percent of the Net Proceeds shall be paid to Agent for application to the Obligations in accordance with the terms hereof and without limiting any other rights of Agent under the Loan Agreement or any of the other Financing Agreements with respect to the establishment of Reserves or otherwise, Agent shall on the date of Agent’s receipt of the Net Proceeds of any such sale establish a Reserve in an amount equal to the Net Proceeds received by Agent with respect to such sale which Reserve shall not be reduced or terminated without the written consent of the Tranche B Loan Lender;”

7.	Indebtedness of Foreign Subsidiaries.

7.1.	Section 9.9(b) of the Loan Agreement is hereby amended to add the following at the end thereof:

“and so long as, in the case of such Indebtedness incurred by a Foreign Subsidiary, on or about the date of the incurrence thereof, not less than twenty (20%) percent of the cash proceeds payable to such Foreign Subsidiary are paid to Agent for application to the Obligations in accordance with the terms hereof and without limiting any other rights of Agent under the Loan Agreement or any of the other Financing Agreements with respect to the establishment of Reserves or otherwise, Agent shall on the date of Agent’s receipt of such amounts establish a Reserve in an amount equal thereto which Reserve shall not be reduced or terminated without the written consent of the Tranche B Loan Lender;”

7.2.	Section 9.9(j) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(j) Indebtedness incurred by a Foreign Subsidiary arising after the date of Amendment No. 16 (i) pursuant to a lease transaction permitted under Section 9.7(b)(ix) hereof and (ii) pursuant to credit facilities provided by financial institutions to such Foreign Subsidiary the proceeds of which are used for the working capital of such Foreign Subsidiary in the ordinary course of its business, provided, that, as to any such Indebtedness under clauses (i) or (ii) hereof, (A) Borrowers and Obligors shall not be directly or indirectly liable (by virtue of such Borrower or such Obligor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness), except as to Parent to the extent permitted in Section 9.9(i) above and (B) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or any Obligor to declare a default on Indebtedness of any Borrower or any Obligor or cause the payment thereof to be accelerated or payable prior to its stated maturity;”

8.	Costs and Expenses.

8.1.	Section 9.22 of the Loan Agreement is hereby amended to insert the following on the second line after the word “all” and before the word “costs”: “of Agent’s and Tranche B Loan Lender’s”.

8.2.	Section 9.22(g) of the Loan Agreement is hereby amended to delete “Documentation Agent” and replace it with “Tranche B Loan Lender”.

9.	Remedies. Section 10.2 of the Loan Agreement is hereby amended to add the following new Section 10.2(h) at the end thereof:

“(h) Notwithstanding anything to the contrary contained herein, except that as the Tranche B Loan Lender shall otherwise agree, Agent shall demand payment of the Obligations and commence and pursue such other Enforcement Actions as Agent in good faith deems appropriate within ninety (90) days (except with respect to Events of Default described in Sections 10.1(g) and 10.1(h), Agent shall take such Enforcement Actions as it deems appropriate under the circumstances) after the date of the receipt by Agent of a Tranche B Loan Action Default Notice; provided, that, (A) Agent shall demand payment of the Obligations in respect of the Tranche B Loans and pursue such other Enforcement Actions as Tranche B Loan Lender may reasonably specify against or relating to the Foreign Subsidiary Collateral as Tranche B Loan Lender in good faith deems appropriate under the circumstances promptly after the date of the receipt by Agent of the Tranche B Loan Action Default Notice specifying such action, (B) such Tranche B Loan Action Default has not been waived or cured, (C) in the good faith determination of Agent, taking an Enforcement Action is permitted under the terms of this Agreement and applicable law, (D) taking an Enforcement Action shall not result in any liability of Agent or Lenders to Borrower or any other person, (E) Agent shall be entitled to all of the benefits of Sections 12.2, 12.3 and 12.5 hereof, and (F) Agent shall not be required to take an

Enforcement Action so long as within the ninety (90) day period provided above (or such shorter period as is applicable in the case of a Tranche B Loan Action Default Notice specifying an Enforcement Action against or relating to Foreign Subsidiary Collateral), Agent shall, at its option, appoint Tranche B Loan Lender, as an agent of Agent for purposes of exercising the rights of Agent to take an Enforcement Action, subject to the terms hereof.”

10.	Amendments and Waivers. Section 11.3 of the Loan Agreement is hereby amended by adding a new Section 11.3(e) at the end thereof as follows:

“(e) Notwithstanding anything to the contrary contained in Section 11.3(a), no such amendment, waiver, discharge or termination shall provide for any such amendment, waiver, discharge or termination of any of the following to the extent provided below without the consent of Agent and Tranche B Loan Lender:

(i) the terms of Section 9.17, 9.18, 9.19 or 9.24 hereof (or any definition with respect to financial terms used in such financial covenant in a manner which has the effect of reducing the amounts which Borrowers are required to maintain pursuant to such financial covenants);

(ii) the definitions of “Prime Rate”, “Borrowing Base” (but only to the extent such proposed change in the definition would increase the advance rates above those in effect on the date hereof or include any amount with respect to advances based on Equipment), “Change of Control”, “Consolidated Net Income”, “EBITDA”, “Eligible Accounts”, “Eligible Inventory”, “Eligible Transferee”, “Enforcement Action”, “Excess Availability”, “Foreign Subsidiary Collateral”, “Material Adverse Effect”, “Net Recovery Percentage”, “Priority Event”, “Pro Rata Share”, “Tranche B Borrowing Base”, “Supplemental Tranche B Availability”, “Tranche B Loans”, “Tranche Borrowing Base Increase Date”, “Tranche B Loan Action Default”, “Tranche B Loan Action Default Notice”, or “Tranche B Loan Interest Rate”;

(iii) the terms of Section 2 of Amendment No. 16;

(iv) any of the following Sections hereof in any material respect: 6.4, 7.7, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12(b), 9.16, 9.22, 9.23, 10.2, 11.3, 12.8, 12.11, 13.1(a), or 13.7 hereof,

(v) an increase in the Maximum Credit or the Revolving Loan Limit;

(vi) forgiveness, compromise or cancellation of any of the Tranche B Loans.

In addition, Agent shall not make any Special Agent Advance pursuant to Section 12.11(a)(i) or Section 12.11(a)(ii), or additional Revolving Loan or Letter of Credit Accommodation as provided in Section 12.8, without the prior consent of Tranche B Loan Lender if after giving effect thereto the sum of the then outstanding Special Agent Advances pursuant to such Sections and any then outstanding Revolving Loans and Letter of Credit Accommodations in excess of the Borrowing Base as provided in Section 12.8, would exceed the lesser of $10,000,000 or ten (10%) percent of the Borrowing Base (determined as of the date of such Special Agent Advance based on the then most recent information received and accepted by Agent) .”

11.	The Agent. Section 12.13 of the Loan Agreement is hereby amended by adding the following at the end thereof:

“In the event that all Obligations other than in respect of the Tranche B Loans are fully and finally paid and satisfied or Tranche B Loan Lender has exercised its option to purchase Obligations owing to the Revolving Loan Lenders as provided in Amendment No. 16, (e) Agent may, at its option, appoint Tranche B Loan Lender as successor agent hereunder and (f) Tranche B Loan Lender shall have the right, but not the obligation, upon written notice to Agent, to require Agent to resign under this Section 12.13 (and in the case of the exercise by Tranche B Loan Lender of its purchase option provided in Amendment No. 16, such resignation to be effective immediately upon the effectiveness of the purchase by Tranche B Loan Lender of the Obligations owing to the Revolving Loan Lenders pursuant to the purchase option granted to Tranche B Loan Lender set forth in Amendment No. 16).”

12.	Term. Section 13.1(a) of the Loan Agreement is hereby amended by deleting the first and second sentences thereof and replacing them with the following:

“(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date.”

13.	Early Termination Fee. Section 13.1(c) of the Loan Agreement is hereby amended by deleting “seventh (7) anniversary of the date hereof” from such Section and replacing it with “Maturity Date”.

14.	Assignments; Participations.

(a)	Section 13.7(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender (or in the case of Tranche B Loan Lender, a portion equal to at least $1,500,000), of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000, provided, that, such fee shall not be applicable to any assignments made to Affiliates of the assigning Lender or Approved Funds. Notwithstanding anything to the contrary contained in this Section 13.7(a), Tranche B Loan Lender may assign any or all of its rights under the Financing Agreements to an Affiliate of Tranche B Loan Lender or an Approved Fund of Tranche B Loan Lender without the prior written consent of Agent and without delivering an Assignment and Acceptance to Agent or Borrower, provided, that, (i) Borrower and Agent may continue to deal solely and directly with such Tranche B Loan Lender until a fully executed Assignment and Acceptance has been delivered to Agent for recordation on the Register, (ii) the failure of Tranche B Loan Lender to deliver an Assignment and Acceptance to Agent or Borrower shall not affect the legality, validity or binding effect of such assignment and (iii) an Assignment and Acceptance between Tranche B Loan Lender and an Affiliate of Tranche B Loan Lender or an Approved Fund of Tranche B Loan Lender shall be effective as of the date specified in such Assignment and Acceptance.”

(b)	Section 13.7(c) of the Loan Agreement is hereby amended by adding the following at the end thereof: “In the case of an assignment by a Lender to any of its Approved Funds that is not reflected in Agent’s Register, the assigning Lender shall maintain a comparable register on behalf of Agent.”

(c)	Section 13.7 of the Loan Agreement is hereby amended to add a new Section 13.7(i) as follows:

“(i) A Registered Tranche B Loan may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or comparable register. Any assignment or sale of all or part of such Registered Tranche B Loan may be effected only by registration of such assignment or sale on the Register (or comparable register). Prior to the registration of assignment or sale of any Registered Tranche B Loan, Agent and Borrower shall treat the Person in whose name such Loan is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the event that Tranche B Loan Lender sells participations in a Registered Tranche B Loan, Tranche B Loan Lender shall maintain a register on which it enters the name of all participants in the Registered Tranche B Loan (the “Participant Register”). A Registered Tranche B Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Registered Tranche B Loan may be effected only by the registration of such participation on the Participant Register.”

15.	Post -Amendment No. 16 Delivery. On or before November 11, 2005, Borrower shall deliver to Agent a revised Schedule 9.9 to Exhibit C of the Loan Agreement, in form and substance satisfactory to Agent, which shall be deemed to replace the existing Schedule 9.9 to Exhibit C of the Loan Agreement. Such Schedule shall only set forth existing Indebtedness outstanding as of the date of this Amendment No. 16.

16.	Tranche B Lender Purchase Option.

16.1.	Notice of Exercise. Upon the occurrence and during the continuance of a Priority Event, Tranche B Loan Lender shall have the option at any time upon five (5) business days’ prior written notice to Agent to purchase all of the Obligations (other than those already owing to Tranche B Loan Lender) from the Revolving Loan Lenders. Such notice from Tranche B Loan Lender to Agent shall be irrevocable.

16.2.	Purchase and Sale. On the date specified by Tranche B Loan Lender in such notice (which shall not be less than five (5) business days, nor more than twenty (20) days, after the receipt by Agent of the notice from Tranche B Loan Lender of its election to exercise such option), Revolving Loan Lenders shall sell to Tranche B Loan Lender, and Tranche B Loan Lender shall purchase from Revolving Loan Lenders, the Obligations (other than those already owing to Tranche B Loan Lender), provided that, Lenders shall retain all rights to be indemnified or held harmless by Borrowers in accordance with the terms of the Loan Agreement and the other Financing Agreements but shall not retain any rights to the security therefor. Agent hereby represents and warrants that, as to Obligations owing to it as a Lender, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

16.3.	Payment of Purchase Price. Upon the date of such purchase and sale, Tranche B Loan Lender shall (a) pay to Agent on behalf of Revolving Loan Lenders as the purchase price therefor the full amount of all the Obligations (other than those already owing to Tranche B Loan Lender) then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding the Early Termination Fee), (b) furnish cash collateral to Agent in a manner and in such amounts as Agent determines is reasonably necessary to secure Agent and Revolving Loan Lenders in connection with any issued and outstanding Letter of Credit Accommodations (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such Letter of Credit Accommodations), (c) agree to reimburse Agent and Revolving Loan Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letter of Credit Accommodations as described above and any checks or other payments provisionally credited to the Obligations (other than those already owing to Tranche B Loan Lender), and/or as to which Agent or any Revolving Loan Lender has not yet received final payment and for any other amounts which Agent may be required to pay to any bank or other financial institution that is a party to a Deposit Account Control Agreement (and, in each case, all of such payments shall be made without offset, deduction or defense), (d) agree to reimburse Agent and Revolving Loan Lenders in respect of indemnification obligations of Borrower under the Loan Agreement and the other Financing Agreements as to matters or circumstances known to Tranche B Loan Lender at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Agent or Revolving Loan Lenders, provided that, in no event will Tranche B Loan Lender have any liability for such amounts in excess of proceeds of Collateral received by Tranche B Loan Lender, (e) agree to indemnify and hold harmless Agent and Revolving Loan Lenders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party as a direct result of any acts by Tranche B Loan Lender occurring after the date of such purchase and (f) agree to pay to Agent and Revolving Loan Lenders the Early Termination Fee within three (3) business days after receipt by Tranche B Loan Lender of amounts sufficient to pay such Early Termination Fee, after the payment in full in cash to Tranche B Loan Lender of the Tranche B Loans and the other Obligations purchased by Tranche B Loan Lender pursuant to this Section 16, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys’ fees and legal expenses), provided, that, the notice of termination or effective date of termination of the Loan Agreement occurs within ninety (90) days after the effective date of the purchase of the Obligations by Tranche B Loan Lender. Tranche B Loan Lender shall not agree to any amendment to the terms of the Loan Agreement with respect to the Early Termination Fee during such ninety (90) day period. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Agent in New York, New York, as Agent may designate in writing to Tranche B Loan Lender for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Tranche B Loan Lender to the bank account designated by Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by Tranche B Loan Lender to the bank account designated by Agent are received in such bank account later than 1:00 p.m., New York City time.

16.4.	Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by Agent or any Revolving Loan Lender as to the Obligations owing to any of them or otherwise and without recourse to Agent or any Revolving Loan Lender, except that each Revolving Loan Lender shall represent and warrant: (a) the amount of its portion of the Obligations being purchased, (b) that such Revolving Loan Lender owns its portion of the Obligations free and clear of any Liens or encumbrances and (c) such Revolving Loan Lender has the right to assign such Obligations and the assignment is duly authorized.

16.5.	Notice of Exercise of Remedies. Agent agrees that it will give Tranche B Loan Lender five (5) Business Days’ prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Collateral and/or to accelerate all or any material portion of the Obligations, except that such period of prior written notice may be less (but in any event concurrently with exercise thereof) as to any portion of the Collateral to the extent that in the good faith determination of Agent there are events or circumstances that imminently threaten the value of such Collateral or the ability of Agent to exercise its rights with respect to such Collateral, including the removal, diversion, concealment, abscondment, destruction or waste thereof. In the event that during such five (5) Business Day period (or such lesser period as provided above), Tranche B Loan Lender shall send to Agent the irrevocable notice of Tranche B Loan Lender’s intention to exercise the purchase option given by Revolving Loan Lenders to Tranche B Loan Lender under this Section 16, Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral or accelerate all or any material portion of the Obligations (provided that continuing collection of accounts receivable and other actions permitted under the Loan Agreement and other Financing Agreements shall not be prohibited hereunder), provided, that, the purchase and sale with respect to the Obligations provided for herein shall have closed within five (5) Business Days thereafter and Agent shall have received payment in full of the Obligations as provided for herein within such five (5) Business Day period.

17.	Amendment Fees. Borrower shall pay to Agent, or Agent may, at its option charge to the loan account of Borrower, the fees provided for in the Amendment Fee Letter, dated of even date herewith, by Borrowers in favor of Agent (the “Amendment Fee Letter”).

18.	Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

18.1.	This Amendment No. 16 has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

18.2.	After giving effect to the provisions of this Amendment No. 16, no Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 16.

19.	Security on Assets of Foreign Subsidiaries. Borrower shall take any actions, at the expense of Borrower, reasonably requested by Tranche B Loan Lender from time to time to cause each Foreign Subsidiary identified by Tranche B Loan Lender to guarantee the Obligations and grant security interests and liens (or their equivalent in the applicable jurisdiction) on its assets to Agent, for the benefit itself and Lenders, which security interests and liens shall be senior to any other security interests and liens other than those permitted by Agent and Tranche B Loan Lender, pursuant to agreements in form and substance satisfactory to Agent and Tranche B Loan Lender, and to deliver such opinion letters and related documents with respect thereto as Agent and Tranche B Loan Lender may request; provided that a Foreign Subsidiary shall not be required to give such guarantee or grant such security interests and liens to the extent such guarantee and security interests and liens would have a material adverse tax consequence to Borrower (prior to consideration of any net operating loss) or would be in violation of a covenant by such Foreign Subsidiary in any agreement with respect to Indebtedness of such Foreign Subsidiary permitted hereunder. Any assets of a Foreign Subsidiary subject to the security interests and liens of Agent pursuant to the exercise of the rights of Agent and Tranche B Loan Lender provided for herein shall be deemed to be “Foreign Subsidiary Collateral” as such term is defined herein.

20.	Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to:

20.1.	the receipt by Agent of this Amendment No. 16 duly authorized, executed and delivered by the parties hereto;

20.2.	after giving effect to the fees and expenses in connection herewith, the Excess Availability will be not less than $10,000,000; and

20.3.	the receipt by Agent of the approval of Required Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 16.

21.	Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 16 or with respect to the subject matter of this Amendment No. 16. To the extent of conflict between the terms of this Amendment No. 16 and the other Financing Agreements, the terms of this Amendment No. 16 shall control. The Loan Agreement and this Amendment No. 16 shall be read and construed as one agreement.

22.	Costs, Fees and Expenses. Borrower agrees to reimburse Agent and each Lender (including Tranche B Loan Lender) upon demand by Agent for all costs, fees and expenses (including the reasonable fees and expenses of counsels to Agent and each Lender (including Tranche B Loan Lender) incurred in connection with the preparation, execution and delivery of this Amendment No. 16.

23.	Governing Law. The validity, interpretation and enforcement of this Amendment No. 16 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

24.	Binding Effect. This Amendment No. 16 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

25.	Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 16.

26.	Counterparts. This Amendment No. 16 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 16, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 16 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 16. Any party delivering an executed counterpart of this Amendment No. 16 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 16, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 16 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 16 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), formerly known as Congress Financial Corporation (Central), as Agent and Revolving Loan Lender

By:	/s/ Brian Hynds
Title:	Vice-President

ABLECO FINANCE LLC, as Tranche B Loan Lender

By:	/s/ Daniel E. Wolf
Title:	Senior Vice President

PEMSTAR INC.

By:	/s/ Greg S. Lea
Title:	Executive Vice President

EXHIBIT A

TO

AMENDMENT NO. 16

Commitments
Revolving Loan Commitment:
Wachovia Capital Finance Corporation (Central)	$33,350,000
Bank of America	$16,650,000
Tranche B Loan Commitment:
Ableco Finance LLC	$10,500,00

EXHIBIT B

TO

AMENDMENT NO. 16

Conditions Precedent to Tranche Borrowing Base Increase Date

1. Each of the conditions precedent set forth in Section 4.2 shall be true and correct as of the date of the Tranche B Borrowing Base Increase Date.

2. The Tranche B Loan Lender shall be satisfied that the Unadjusted EBITDA (as defined below) of Borrower for the eighteen (18) consecutive month period ending on the last day of the month immediately preceding the Tranche B Borrowing Base Increase Date shall not be less than $44,600,000.

As used herein, “Unadjusted EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to (a) the Consolidated Net Income (as defined below) of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

As used herein, “Consolidated Net Income” shall mean, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or gains from asset dispositions and (b) interest income.

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in Section 1 of Amendment No. 16 to Loan and Security Agreement to which this is an Exhibit.